Signed by Bruce Schuman | wbschuman@gmail.com | 1/30/2025 5:47:28 AM UTC | 73.240.96.35 January 27, 2025 Bruce Schuman 1793 Atherton Drive Lake Oswego, Oregon 97034 Dear Bruce, Congratulations! On behalf of Universal Technical Institute, Inc. (UTI) it is a pleasure to confirm our offer of employment as well as the details of next steps. The position, as discussed, is Executive Vice President and Chief Financial Officer is based out of our corporate location. You will be reporting to Jerome Grant, Chief Executive Officer. Your anticipated start date is March 3, 2025. Below we are outlining each of the components of the total rewards package. Several of these individual components will also have plan documents and other materials that will also be shared with you during your onboarding process. COMPENSATION o The base compensation for this position is $475,000.00/Annually, which is paid bi- weekly via direct deposit. o Participation in the Corporate Management Incentive Plan, with a target bonus of 65% of your base salary. Bonus payment is made by UTI's Board of Directors sole discretion and is dependent upon company performance, individual performance, and Board approval. You will be eligible to participate in the bonus program beginning in FY 2025, which begins on 10/1/2024 and ends 9/30/2025. You will be eligible for the full fiscal year bonus, not subject to proration for FY 2025 and you must be an active employee at the time of payment to receive the bonus. The Corporate bonus plan is based on 100% UTI Inc. Adjusted EBITDA Results. o Sign-on bonus of $200,000.00. The sign-on bonus is subject to a repayment agreement between you and UTI and will be provided under separate cover. If you voluntarily terminate your employment before completing 12 months of continuous service from your start date, you agree to repay a prorated portion of the signing bonus. o A relocation package available within 12 months of hire date not to exceed $100,000.00 (including gross-up for taxes) as set forth in the Universal Technical Institute, Inc. Relocation Assistance Repayment Agreement between you and UTI. The items which may be eligible for the relocation package are specified in the UTI Relocation Policy. If you voluntarily terminate your employment before

Signed by Bruce Schuman | wbschuman@gmail.com | 1/30/2025 5:47:28 AM UTC | 73.240.96.35 completing 12 months of continuous service from your relocation date, you agree to repay a prorated portion of the signing bonus. o New hire equity grant of $650,000 RSU's and $350,000 PSU's subject to the Compensation Committee’s approval at the February 27th committee meeting. Note: RSUs vest as follows: 1/3 on December 15, 2025, 1/3 on December 15, 2026, 1/3 on December 15, 2027. PSUs cliff vest on December 15, 2027. You are also eligible for an annual equity grant. Annual equity grants are subject to Board of Directors review and approval. The program may be discontinued or changed at the discretion of the Board of Directors. Further details about this program will be provided to you after your start date with communication from our Total Rewards team, as well as Fidelity, UTI’s stock administrator. BENEFITS o At UTI we strive to offer a comprehensive and competitive benefits program for the health of you and your family. Eligibility for group insurance benefits for regular, full- time employees commences on the first day of the month following thirty (30) days of employment. Because there is a waiting period for benefits, you may wish to consider electing health insurance continuation (COBRA) coverage from your previous employer. A summary of benefits offered at UTI is enclosed. We are confident you will contribute to our success as we work together toward our common goal - to make a difference in the lives of students. During your orientation period, we will share more about our overall goals for growth and vision for the future as well as our values. Universal Technical Institute, Inc. is an "at-will" employer. Either you or UTI will be free to end your employment at any time with or without reason or notice. Federal law requires that all employees must meet employment eligibility requirements and provide the appropriate documents which will be explained with the new hire packet. This offer of employment is contingent on you meeting these requirements to perform work in the United States. This offer of employment and continued employment is also contingent upon you passing a background check, and your execution of an agreement to arbitrate disputes or claims. Please take the time to read this letter thoroughly. In addition to this offer letter, enclosed are copies of UTl's Drug Free Workplace Policy. Your acceptance of this offer acknowledges your receipt and understanding of these policies. Under separate cover, you will be provided a copy of the arbitration agreement and disclosures and a consent form on the background check. Your execution of the arbitration agreement and consent to the background check is required to move forward with your employment. Finally, during the onboarding process, you will receive additional information about UTI’s policies that will be applicable to you during your employment.

Signed by Bruce Schuman | wbschuman@gmail.com | 1/30/2025 5:47:28 AM UTC | 73.240.96.35 If you have any questions, feel free to contact Tracey Cuevas, Talent Acquisition Operations Manager at 623.445.0978. We look forward to you joining our team! Sincerely, Jerome Grant Chief Executive Officer